                                                                    EXHIBIT 23.1


                       [NEUMAN & DRENNEN, LLC LETTERHEAD]

                                  May 30, 2000

Guardian Technologies International, Inc.
22570 Markey Court
Dulles, Virginia 20166-8901

         Re: S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Guardian Technologies International, Inc., a Delaware corporation, (the "Company") in connection with the offering of up to 3,900,000 shares of its Common Stock, $.0005 par value, as proposed and more fully described in such Registration Statement.

         We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   Clifford L. Neuman
CLN:nn